UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 17, 2020

ESCO TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Today, November 19, 2020, ESCO Technologies Inc. (the Registrant, or the “Company”) is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2020. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Executive Officers

On November 17 and 18, 2020, the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following base salaries and target cash incentive compensation opportunities for its executive officers for the Company’s 2021 fiscal year ending September 30, 2021.

The Committee determined that increases in target total cash compensation (base salary plus cash incentive target) of 2.8%, 5.2% and 6.2% were warranted for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively. As it had done for fiscal 2020 the Committee provided Mr. Muenster and Ms. Barclay with the discretion to allocate their increase prospectively between their base salaries and their cash incentive targets. A portion of the base salary increase was provided to offset the elimination of the tax gross-up on perquisites effective in January 2021. For Mr. Richey, the entire dollar amount of his increase was allocated to his base salary. Mr. Muenster and Ms. Barclay elected to allocate their increases between their base salaries and their cash incentive targets, resulting in fiscal 2021 base salaries of $874,000, $637,100 and $377,500 and cash incentive targets of $927,965, $499,200 and $251,000 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively.

For fiscal 2021 the Committee allocated 100% of the executive officers’ cash incentive compensation opportunity to the Company’s Performance Compensation Plan (“PCP”). The Committee also approved the fiscal 2021 performance criteria for determining the percentage of such target incentive compensation opportunity that will actually be earned by the executive officers, depending on actual fiscal 2021 results compared to the criteria. The Committee established two performance criteria for fiscal 2021:

•	Earnings per share adjusted for certain defined non-recurring gains and charges (“Adjusted EPS”), weighted at 70% of the total target opportunity; and

•	Cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases (“Cash Flow”), weighted at 30% of the total target opportunity.

The actual cash incentive compensation payable under the PCP for fiscal 2021 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2021 performance, based on a separate matrix for each of the measures.

Modifications to 2018 and 2019 Long-Term Incentive Compensation Awards

On November 17, 2020, the Committee approved amendments to the April 30, 2018 and May 1, 2019 Performance-Accelerated Restricted Stock (PARS) Award Agreements for its Named Executive Officers, Mr. Richey, Mr. Muenster and Ms. Barclay, each of whom has agreed to the amendments. The 2018 and 2019 PARS Awards are the only ones outstanding for the Named Executive Officers.

The purpose of the amendments is to provide a “double trigger” for acceleration of the PARS awards upon a Change of Control (as defined in the Agreements) of the Company. Vesting of the PARS Award will not accelerate if the acquirer or successor company is willing and able to substitute a replacement award agreement, substituting for the Company common stock underlying the Award an equivalent total value of the acquirer’s common stock which is widely held and publicly traded on the NYSE or NASDAQ, as described in the ESCO Technologies Inc. Fourth Amended and Restated Severance Plan dated November 17, 2020 (the “Severance Plan”), described in the section below

If the substitution is made, then vesting of the PARS Award will not occur if the executive’s employment terminates prior to the end of the PARS vesting period by the acquirer for Cause or by the executive without Good Reason, as those terms are defined in the PARS Award Agreements. In the event of the executive’s retirement prior to the end of the PARS vesting period the executive may be entitled to partial vesting, as under the original PARS Awards. Vesting of the PARS Award will occur if the executive’s employment terminates during the Severance Coverage Period Without Cause or with Good Reason, as those terms are defined in the PARS Award Agreements.

However, if the acquirer or successor company is unwilling or unable to make the above substitution, then the executive will be entitled, subject to certain conditions, to receive cash in an amount equal to the value of the underlying shares of Company common stock based on the average NYSE closing price of the stock on the last ten trading days prior to the Change of Control.

The form of amendment, which is identical for all three Named Executive Officers, is included herein as Exhibit 10.1. The original forms of the 2018 and 2019 PARS Award Agreements were filed as Exhibit 10.6(f) to the Company’s Form 10-K for the fiscal year ended September 30, 2018 and Exhibit 10.1 to the Company’s Form 8-K filed May 7, 2019, respectively.

Amendment and Restatement of Severance Plan for Executive Officers

On November 17, 2020, the Committee approved the Fourth Amended and Restated Severance Plan for the Company’s executive officers (the “Severance Plan”).The amendments to the Severance Plan expand and broaden the “double trigger” requirement under the Severance Plan in a similar manner to the above-described changes to the 2018 and 2019 PARS Awards, by providing that upon a Change of Control of the Company, the executive will not be entitled to acceleration of unvested equity awards if the acquirer or successor company is willing and able to substitute for the Company common stock underlying the awards an equivalent total value of the acquirer’s common stock which is widely held and publicly traded on the NYSE or NASDAQ. However, if the acquirer or successor company is unwilling or unable to make the above substitution, then the executive’s equity awards will vest immediately prior to the Change of Control and be distributed in accordance with the terms of the award agreements. The 2018 and 2019 PARS Awards are the only currently outstanding equity awards held by the Company’s executive officers. The amendments also make certain other changes in the calculation of the amount due in certain cases and increase the interest rate applicable in case of the Company’s failure to make payments when due.

A copy of the Fourth Amended and Restated Severance Plan is included herein as Exhibit 10.2, marked to show the substantive changes from the previous version of the Severance Plan, which was filed as Exhibit 10.1 to the Company’s Form 8-K/A filed November 30, 2015.

Amendments to 2018 Omnibus Incentive Plan

On November 17, 2020, the Committee approved an amendment and restatement of the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Plan”). The amendments deleted obsolete language relating to the former exclusion under Section 162(m) of the Internal Revenue Code from the $1 million cap on deductibility for U.S. corporate income tax purposes of certain performance-based executive compensation; this exclusion was repealed for tax years beginning after December 31, 2017. The amendments also made certain minor changes in terminology and to clarify certain provisions, and relocated the language regarding service requirements so that it would apply to all awards under the Plan rather than only to PARS awards. The amendments do not change the compensation of the Company’s executive officers or increase the number of shares available under the Plan. The Company does not consider the amendments to be individually or collectively material.

A copy of the Omnibus Plan as amended and restated is included herein as Exhibit 10.3, marked to show the substantive changes from the Omnibus Plan as originally adopted, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed February 6, 2018.

Changes to Terms of Future Compensation of Non-Employee Directors

On November 17, 2020, the Committee decided to implement a one-year vesting requirement on future awards of Company Common Stock to the Company’s Non-Employee Directors. The vesting requirement will be effective beginning with the share-based component of the directors’ annual retainer currently scheduled to be awarded in January 2021.

Item 7.01	Regulation FD Disclosure

Today, November 19, 2020, the Company is issuing a press release (attached as Exhibit 99.1) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2020. The Company will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Company’s web site located at http://www.escotechnologies.com. It can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Company reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Amendment to 2018 and 2019 PARS Award Agreements
10.2	Fourth Amendment and Restatement of Severance Plan, marked to indicate substantive changes
10.3	2018 Omnibus Incentive Plan, as Amended and Restated November 18, 2020, marked to indicate substantive changes
99.1	Press Release issued November 19, 2020
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

Any references to the Company’s web site address included in this Form 8-K and the press release are intended only as inactive textual references and not as active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2020

ESCO TECHNOLOGIES INC.

By:	/s/ Gary E. Muenster

Gary E. Muenster

Executive Vice President
and Chief Financial Officer